Exhibit 99.1

Press Release
October 17, 2018

7575 W. Jefferson Blvd.

Fort Wayne, IN  46804

Steel Dynamics Reports Record Third Quarter 2018 Financial Results

FORT WAYNE, INDIANA, October 17, 2018 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced third quarter 2018 financial results.  The company reported third quarter 2018 net sales of $3.2 billion and net income of $398 million, or $1.69 per diluted share, which includes charges of approximately $13 million (pretax), or $0.04 per diluted share, related to fair value purchase accounting adjustments associated with the recent Heartland acquisition, and a tax benefit of $10 million, or $0.04 per diluted share, associated with a change in tax accounting methodology.  Excluding these items, the company’s third quarter 2018 adjusted net income was $397 million, or $1.69 per diluted share.

Comparatively, prior year third quarter net sales were $2.4 billion, with net income of $153 million, or $0.64 per diluted share, which included debt refinancing and repayment charges of $0.02 per diluted share, and sequential second quarter 2018 net sales were $3.1 billion, with net income of $362 million, or $1.53 per diluted share.

“The team delivered a tremendous third quarter performance, once again attaining numerous operational and financial milestones,” said Mark D. Millett, President and Chief Executive Officer.  “Our third quarter 2018 income from operations of $532 million and adjusted EBITDA of $626 million were both record highs for the company.  Our strong financial performance was the result of record steel shipments, average steel selling price improvement, and resulting metal spread expansion across our steel operations.  Underlying domestic steel demand remained strong.  There was some temporary hesitancy in flat roll order activity based on customer sentiment and increased hot roll coil import levels. However, demand from major steel consuming sectors was steady, including construction, automotive, and energy.

“Earnings from our metals recycling platform declined in the quarter primarily as a result of our nonferrous operations, as shipments and commodity prices declined.  In addition, China’s decision to ban certain grades of recycled material has had a negative impact on nonferrous sales volume.

“Our steel fabrication platform achieved record shipments in the quarter, as nonresidential construction demand remained strong and customer sentiment positive.  The order backlog remained at near record highs entering October. Despite the positive demand environment, earnings from our steel fabrication operations slightly decreased by the continued rise in average steel input costs,” said Millett.

The company generated record quarterly cash flow from operations of $420 million during the third quarter 2018. As evidence of the confidence in the company’s outlook and sustainable long-term cash flow generation capability, the board of directors authorized an additional $750 million share repurchase program in September, following the completion of its $450 million authorization in August 2018.

Third Quarter 2018 Comments

Third quarter 2018 operating income for the company’s steel operations increased seven percent sequentially to a record $577 million, based on metal spread expansion across the platform, as average steel product pricing increased more than consumed raw material scrap costs.  The third quarter 2018 average product selling price for the company’s steel operations increased $56 to $988 per ton.  The average ferrous scrap cost per ton melted increased $4 to $352 per ton.

Third quarter 2018 operating income attributable to the company’s flat roll steel operations increased five percent sequentially, driven by metal spread expansion related to continued strong underlying demand and higher average selling values.  Operating income from the company’s long product steel operations increased 17 percent, as a result of higher average selling values and metal spread expansion.

Third quarter 2018 operating income from the company’s metals recycling operations was $18 million, compared to $26 million in the sequential second quarter.  Ferrous shipments decreased slightly and metal spread remained steady.  The primary driver for lower earnings was a nine percent decline in nonferrous shipments and a five percent decrease in associated metal spread, as commodity pricing fell in the quarter.

The company’s fabrication operations recorded third quarter 2018 operating income of $13 million, compared to sequential second quarter results of $14 million, as record high shipments and improved average selling values were offset by continued higher average steel input costs.

Year-to-Date September 30, 2018 Comparison

For the nine months ended September 30, 2018, net income was $988 million, or $4.17 per diluted share, with net sales of $8.9 billion, as compared to net income of $508 million, or $2.09 per diluted share, with net sales of $7.2 billion for the same period in 2017.  Year-to-date 2018 net sales increased across all operating platforms, with the 24 percent improvement driven by higher average steel product pricing and record steel shipments.  Year-to-date 2018 operating income increased 56 percent to a first nine month record of $1.4 billion, based on improved earnings from the company’s steel operations. The average year-to-date selling price for the company’s steel operations increased $149 to $916 per ton.  The average year-to-date ferrous scrap cost per ton melted increased $49 to $340 per ton.

During the nine months ended September 30, 2018, the company generated strong cash flow from operations of $924 million and maintained liquidity of $2.2 billion at September 30, 2018.  The company also repurchased $193 million of its common stock during the first nine months of 2018.

Outlook

“We remain confident that macroeconomic and market conditions are in place to benefit domestic steel consumption in 2019,” said Millett.  “Based on strong domestic steel demand fundamentals and customer optimism, we believe steel consumption will continue to be strong.  In combination with our expansion initiatives, we believe there are firm drivers for our continued growth.  We are excited about the potential benefits that the recent Heartland acquisition brings to us.  Integration of Heartland is going well, and the teams are on track to achieve our expectation to reach an annual run-rate of between 800,000 tons and 900,000 tons by mid-year 2019.

“We continue to strengthen our financial position through strong cash flow generation and the execution of our long-term strategy. We are well-positioned for growth, and remain focused on delivering shareholder value through organic and transactional growth opportunities,” concluded Millett.

Conference Call and Webcast

Steel Dynamics, Inc. will hold a conference call to discuss third quarter 2018 operating and financial results on Thursday, October 18, 2018, at 10:00 a.m. Eastern Time.  You may access the call and find dial-in information on the Investors section of the company’s website at www.steeldynamics.com.  A replay of the call will be available on our website until 11:59 p.m. Eastern Time on October 23, 2018.

About Steel Dynamics, Inc.

Steel Dynamics is one of the largest domestic steel producers and metals recyclers in the United States based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico.  Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections and steel joists and deck.  In addition, the company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Note Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that Adjusted Net Income, Adjusted Diluted Earnings Per Share, EBITDA and Adjusted EBITDA, non-GAAP financial measures, provide additional meaningful information regarding the company’s performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results prepared in accordance with GAAP.  In addition, because not all companies use identical calculations, EBITDA and Adjusted EBITDA included in this release may not be comparable to similarly titled measures of other companies.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in the steel and metallic scrap markets, Steel Dynamics’ revenues, costs of purchased materials, future profitability and earnings, and the operation of new or existing facilities. These statements, which we generally precede or accompany by such typical conditional words as “anticipate”, “intend”, “believe”, “estimate”, “plan”, “seek”, “project”, or “expect”, or by the words “may”, “will”, or “should”, are intended to be made as “forward-looking”,   subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) the effects of uncertain economic conditions; (2) cyclical and changing industrial demand; (3) changes in conditions in any of the steel or scrap-consuming sectors of the economy which affect demand for our products, including the strength of the non-residential and residential construction, automotive, manufacturing, appliance, pipe and tube, and other steel-consuming industries; (4) fluctuation in the cost of key raw materials and supplies (including steel scrap, iron units, and energy costs) and our ability to pass on any cost increases; (5) the impact of domestic and foreign import price competition; (6) unanticipated difficulties in integrating or starting up new or acquired businesses; (7) risks and uncertainties involving product and/or technology development; and (8) occurrences of unexpected plant outages or equipment failures.

More specifically, we refer you to Steel Dynamics’ more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our quarterly reports on Form 10-Q or in other reports which we from time to time file with the Securities and Exchange Commission. These are available publicly on the SEC website, www.sec.gov, and on the Steel Dynamics website, www.steeldynamics.com: Investors: SEC Filings.

Contact:  Tricia Meyers, Investor Relations Manager— +1.260.969.3500

Steel Dynamics, Inc.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended		Three Months
	September 30,		September 30,		Ended
	2018	2017	2018	2017	June 30, 2018

Net sales	$3,223,547	$2,443,382	$8,917,947	$7,202,318	$3,090,525
Costs of goods sold	2,537,466	2,046,864	7,116,368	5,941,128	2,438,443
Gross profit	686,081	396,518	1,801,579	1,261,190	652,082

Selling, general and administrative expenses	102,614	97,056	310,076	298,422	101,031
Profit sharing	45,304	21,175	114,301	69,714	42,335
Amortization of intangible assets	6,591	7,272	20,346	22,120	6,829
Operating income	531,572	271,015	1,356,856	870,934	501,887

Interest expense, net of capitalized interest	31,560	34,177	94,968	102,019	31,512
Other expense (income), net	(7,103)	2,526	(16,601)	(4,968)	(5,035)
Income before income taxes	507,115	234,312	1,278,489	773,883	475,410

Income tax expense	109,209	83,300	292,536	271,258	112,838
Net income	397,906	151,012	985,953	502,625	362,572
Net (income) loss attributable to noncontrolling interests	469	2,246	2,422	5,383	(123)
Net income attributable to Steel Dynamics, Inc.	$398,375	$153,258	$988,375	$508,008	$362,449

Basic earnings per share attributable to Steel Dynamics, Inc. stockholders	$1.70	$0.64	$4.20	$2.11	$1.54

Weighted average common shares outstanding	234,208	239,066	235,483	241,117	235,617

Diluted earnings per share attributable to Steel Dynamics, Inc. stockholders, including the effect of assumed conversions when dilutive	$1.69	$0.64	$4.17	$2.09	$1.53

Weighted average common shares and share equivalents outstanding	235,649	240,880	236,772	242,816	236,945

Dividends declared per share	$0.1875	$0.1550	$0.5625	$0.4650	$0.1875

Steel Dynamics, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2018	2017
	(unaudited)
Assets
Current assets
Cash and equivalents	$884,315	$1,028,649
Short term investments	115,000	—
Accounts receivable, net	1,228,190	868,837
Inventories	1,853,862	1,519,347
Other current assets	50,110	91,509
Total current assets	4,131,477	3,508,342

Property, plant and equipment, net	2,901,658	2,675,904

Intangible assets, net	236,563	256,909

Goodwill	502,900	386,893

Other assets	25,770	27,684
Total assets	$7,798,368	$6,855,732
Liabilities and Equity
Current liabilities
Accounts payable	$611,028	$489,448
Income taxes payable	10,872	3,696
Accrued expenses	412,989	346,580
Current maturities of long-term debt	14,776	28,795
Total current liabilities	1,049,665	868,519

Long-term debt	2,351,979	2,353,145

Deferred income taxes	398,814	305,949

Other liabilities	11,833	21,811
Total liabilities	3,812,291	3,549,424

Commitments and contingencies

Redeemable noncontrolling interests	111,240	111,240

Equity
Common stock	644	644
Treasury stock, at cost	(854,052)	(665,297)
Additional paid-in capital	1,156,556	1,141,534
Retained earnings	3,730,662	2,874,693
Accumulated other comprehensive loss	(42)	—
Total Steel Dynamics, Inc. equity	4,033,768	3,351,574
Noncontrolling interests	(158,931)	(156,506)
Total equity	3,874,837	3,195,068
Total liabilities and equity	$7,798,368	$6,855,732

Steel Dynamics, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Operating activities:
Net income	$397,906	$151,012	$985,953	$502,625

Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	81,383	75,210	236,638	224,068
Equity-based compensation	7,978	6,875	28,860	24,558
Deferred income taxes	23,899	3,284	45,437	17,849
Other adjustments	312	8,202	197	8,055
Changes in certain assets and liabilities:
Accounts receivable	(48,024)	(36,123)	(330,307)	(193,233)
Inventories	(69,885)	(67,285)	(240,908)	(211,726)
Other assets	(6,429)	(9,528)	(7,164)	(2,014)
Accounts payable	(14,883)	44,887	100,368	133,251
Income taxes receivable/payable	(31,127)	(12,929)	55,414	5,803
Accrued expenses	79,310	62,249	49,920	38,058
Net cash provided by operating activities	420,440	225,854	924,408	547,294

Investing activities:
Purchases of property, plant and equipment	(70,668)	(42,795)	(176,477)	(127,746)
Purchases of short term investments	(35,000)	—	(125,000)	—
Proceeds from maturities of short term investments	10,000	—	10,000	—
Acquisition of business, net of cash and restricted cash acquired	(37,589)	(5,518)	(433,998)	(5,518)
Other investing activities	576	1,081	1,462	30,386
Net cash used in investing activities	(132,681)	(47,232)	(724,013)	(102,878)

Financing activities:
Issuance of current and long-term debt	110,041	450,215	327,670	501,448
Repayment of current and long-term debt	(115,039)	(294,913)	(346,162)	(331,339)
Dividends paid	(44,081)	(37,180)	(125,146)	(108,837)
Purchase of treasury stock	(74,965)	(99,085)	(193,379)	(237,154)
Other financing activities	—	(4,832)	(8,324)	(8,364)
Net cash provided by (used in) financing activities	(124,044)	14,205	(345,341)	(184,246)

Increase (decrease) in cash, cash equivalents, and restricted cash	163,715	192,827	(144,946)	260,170
Cash, cash equivalents, and restricted cash at beginning of period	726,424	915,448	1,035,085	848,105
Cash, cash equivalents, and restricted cash at end of period	$890,139	$1,108,275	$890,139	$1,108,275

Supplemental disclosure information:
Cash paid for interest	$8,643	$13,530	$70,498	$80,155
Cash paid for income taxes, net	$119,802	$93,123	$198,752	$246,793

Steel Dynamics, Inc.

SUPPLEMENTAL INFORMATION

(dollars in thousands)

	Third Quarter		Year to Date
	2018	2017	2018	2017	1Q 2018	2Q 2018
External Net Sales
Steel	$2,475,044	$1,782,805	$6,722,260	$5,262,380	$1,921,790	2,325,426
Fabrication	250,625	211,305	669,556	603,267	201,492	217,439
Metals Recycling	387,219	348,215	1,200,045	1,055,580	388,122	424,704
Other	110,659	101,057	326,086	281,091	92,471	122,956
Consolidated	$3,223,547	$2,443,382	$8,917,947	$7,202,318	$2,603,875	$3,090,525

Operating Income
Steel	$577,308	$280,285	$1,452,857	$906,526	$338,357	537,192
Fabrication	13,145	21,903	47,162	65,858	19,832	14,185
Metals Recycling	17,764	21,118	71,297	62,447	27,805	25,728
Operations	608,217	323,306	1,571,316	1,034,831	385,994	577,105

Non-cash Amortization of Intangible Assets	(6,591)	(7,272)	(20,346)	(22,120)	(6,926)	(6,829)
Profit Sharing Expense	(45,304)	(21,175)	(114,301)	(69,714)	(26,662)	(42,335)
Non-segment Operations	(24,750)	(23,844)	(79,813)	(72,063)	(29,009)	(26,054)
Consolidated Operating Income	$531,572	$271,015	$1,356,856	$870,934	$323,397	501,887

Adjusted EBITDA
Earnings Before Taxes	$507,115	$234,312	$1,278,489	$773,883	$295,964	475,410
Net Interest Expense	25,894	31,298	79,304	95,260	27,482	25,928
Depreciation	73,431	66,574	212,125	197,857	67,823	70,871
Amortization of Intangible Assets	6,591	7,272	20,346	22,120	6,926	6,829
Non-controlling Interest	469	2,246	2,422	5,383	2,077	(124)
EBITDA	613,500	341,702	1,592,686	1,094,503	400,272	578,914
Non-cash Adjustments
Unrealized Hedging (Gain) Loss	3,030	(2,724)	(4,090)	(2,637)	(9,956)	2,836
Inventory Valuation	1,017	236	1,482	2,757	200	265
Equity-based Compensation	7,978	6,875	25,933	22,924	9,580	8,375
Financing Expenses	—	1,393	—	1,393	—	—
Adjusted EBITDA	$625,525	$347,482	$1,616,011	1,118,940	$400,096	$590,390

Other Operating Information
Steel
Average External Sales Price (Per ton) *	$988	$778	$916	$767	$822	932
Average Ferrous Cost (Per ton melted) #	$352	$305	$340	$291	$321	348

Flat Roll Shipments
Butler and Columbus Flat Roll Divisions	1,562,813	1,537,600	4,713,125	4,610,101	1,548,814	1,601,498
Techs and Heartland Divisions	294,559	195,406	711,624	596,263	194,762	222,303
Long Product Shipments
Structural and Rail Division	431,326	337,985	1,241,128	999,961	368,783	441,019
Engineered Bar Products Division	239,951	192,448	705,193	565,375	215,150	250,092
Roanoke Bar Division	145,648	120,652	409,194	362,752	123,403	140,143
Steel of West Virginia	82,623	74,901	245,236	228,184	83,732	78,881
Total Shipments (Tons)	2,756,920	2,458,992	8,025,500	7,362,636	2,534,644	2,733,936

External Shipments (Tons)	2,489,133	2,279,229	7,296,871	6,830,878	2,327,515	2,480,223

Steel Production (Tons)	2,852,451	2,536,990	8,222,163	7,557,231	2,601,200	2,768,512

Metals Recycling
Nonferrous Shipments (000’s of pounds)	277,332	261,716	852,994	815,763	271,628	304,034
Ferrous Shipments (Gross tons)	1,304,164	1,219,582	3,908,079	3,780,958	1,256,899	1,347,016
External Ferrous Shipments (Gross tons)	459,362	462,683	1,362,477	1,414,603	436,990	466,125

Fabrication
Average External Sales Price (Per ton)	$1,461	$1,317	$1,398	$1,306	$1,345	1,380
Shipments (Tons)	171,578	160,482	479,406	461,936	149,926	157,902

*  Includes all steel operations

#  Includes ferrous cost per ton melted at our Steel Mills